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                                                    EXHIBIT (10)L

                  PRECISION CASTPARTS CORP.
              1998 EMPLOYEE STOCK PURCHASE PLAN



1. Purpose of the Plan. Precision Castparts Corp. (the "Company") believes that ownership of shares of its common stock by its employees, and by the employees of its subsidiaries, is desirable as an incentive to better performance and improvement of profits, and as a means by which employees may share in the Company's growth and success. The purpose of the Precision Castparts Corp. 1998 Employee Stock Purchase Plan (the "Plan") is to provide a convenient means for employees of the Company and its subsidiaries to purchase the Company's stock.

2. Shares Reserved for the Plan. There are 1,000,000 shares of the Company's authorized but unissued Common Stock (the "Common Stock"), reserved for the Plan. The number of shares reserved is subject to adjustment in the event of stock dividends, stock splits, combinations of shares, recapitalizations or other changes in the outstanding Common Stock. The determination of whether an adjustment shall be made and the manner of any adjustment shall be made by the Board of Directors of the Company (the "Board of Directors") without any further approval from the shareholders, which determination shall be conclusive.

3. Administration of the Plan. The Plan shall be administered by the Employee Stock Purchase Plan Committee (the "Committee"), which shall consist of three or more employees appointed by the Board of Directors. The Board of Directors may at any time remove any member of the Committee, with or without cause, fill vacancies and appoint new members of the Committee. The Committee shall have authority to promulgate rules and regulations for the operation of the Plan, to adopt forms for use in connection with the Plan, to decide any question of interpretation of the Plan or rights arising under the Plan and generally to supervise the administration of the Plan. The Committee may consult with counsel for the Company on any matter arising under the Plan. All determinations and decisions of the Committee shall be conclusive. No member of the Committee shall receive any compensation for serving as a member of the Committee.

4. Eligible Employees. Except as provided below, all full-time employees of the Company and all full-time employees of any domestic or foreign subsidiary corporation of the Company that is designated by the Board of Directors as a participant in the Plan (a "Participating Subsidiary") are eligible to participate in the Plan. Any employee who, after receiving an option pursuant to the Plan, would own or be deemed under section 425(d) of the Internal Revenue Code of 1986, as amended (IRC) to own stock (including stock that may be purchased under any outstanding options) possessing five percent or more of the total combined voting

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power or value of all classes of stock of the Company or, if applicable, its parent or subsidiaries, shall be ineligible to participate in the Plan. A full- time employee is one who is an employee of the Company or of any Participating Subsidiary on the date an option is granted pursuant to the Plan, excluding, however, any employee whose customary employment is fewer than 20 hours per week or whose customary employment is for not more than five months per calendar year or who is a collective bargaining unit employee whose collective bargaining unit has rejected participation in the Plan on behalf of employees in that unit. Such rejection shall be effective until revoked by written notice to the Company. An employee shall be treated as employed continuously for all purposes of the Plan during any period not exceeding 90 days during which he or she is on sick, military or other bona fide leave of absence, including layoff.

5. Participation in the Plan. As of a specific date during the first month of each calendar year, the Board of Directors may make an option grant under the Plan to all, but not fewer than all, eligible employees. The specific grant date selected by the Board of Directors is referred to as the Offer Date. Shares subject to the options, to the extent of exercise of the options by eligible employees, shall be purchased on December 31 of the year in which the Offer Date occurs (the "Purchase Date") or the earlier Special Purchase Dates (as defined below) specified under
Section 12(c) with respect to certain retirees. To the extent options granted under the Plan are not exercised by the Purchase Date, the options shall expire and be of no further force or effect.

     Options granted pursuant to the Plan in any year shall give each eligible employee the right to purchase in that calendar year a number of shares of Common Stock having on the date of grant (the "Grant Date") a fair market value of 10 percent of the employee's straight-time annual wage or annual base salary, but not more than 2,000 shares in any case. For example, an employee who is an eligible employee on the Grant Date and whose pay rate on the Grant Date is $25,000 per year would be entitled to purchase shares on the Purchase Date worth up to $2,500 on the Grant Date (10 percent of straight-time wage or base salary) but not more than 2,000 shares.

     No options may be granted pursuant to the Plan that would allow an employee's right to purchase shares under all stock purchase plans of the Company and its subsidiaries, to which IRC section 423 applies, to accrue at a rate that exceeds $25,000 of fair market value of shares (determined on the Grant Date) for the calendar year in which the Grant Date occurs. For this purpose, the right to purchase shares pursuant to an option accrues on the Purchase Date or Special Purchase Date for certain retirees, if applicable.





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     An employee may participate in the Plan with respect to all or a portion of the shares covered by the option by submitting to the Company, on a form supplied by the Company, a subscription and payroll deduction authorization. The payroll deduction authorization will authorize the employing corporation to deduct a specific amount from each of the employee's regular paychecks beginning with the payroll period after which the payroll deduction authorization was submitted and continuing until the last payroll period before the Purchase Date or until the employee amends or terminates the payroll deduction authorization. The employee may not specify a payroll deduction amount that is less than 1 percent or greater than 10 percent of the gross amount of the employee's straight-time wage or base salary for each payroll period. After an employee has begun participating in the Plan by initiating payroll deductions, the employee may change the authorized payroll deduction percentage at each pay period, and the change will be effective in the next payroll period. An employee may suspend the deduction at any time, and the suspension will be effective in the next payroll period after the deduction is suspended. Accumulated deductions will be refunded, without interest, within 30 days upon written request. After suspension, deduction may be resumed, but not until at least one month after the deduction was suspended. If an employee's employment with the Company is terminated before the Purchase Date, other than on account of death or retirement, accumulated payroll deductions will be refunded, without interest, within 30 days. On termination due to death or retirement, the retiree or representative of the estate of the deceased employee, if applicable, may elect to have the accumulated payroll deductions refunded as described above. Otherwise, the accumulated amount will be used to purchase shares as described below.

6. Purchase of Shares. All amounts withheld from an employee's pay pursuant to Section 5 shall be credited to an account established for the employee under the Plan (the "employee's account"). No interest will be paid on the accounts. The total amount credited to an employee's account on the Purchase Date, or the Special Purchase Date described below for certain retired participants, if applicable, will be used to purchase full and fractional shares under the Plan, subject to the applicable limits on available shares. If the total amount in any employee's account, or the aggregate of all employees' accounts, would purchase shares in excess of the applicable limits, the excess will be refunded to the employees affected by the limits.

7. Purchase Price. The price at which a share of Common Stock may be purchased pursuant to the Plan shall be specified by the Board of Directors at the time of option grant, but shall not be less than the lower of (i) 85 percent of the fair market value of a share of Common Stock for the Grant Date, or (ii) 85 percent of the fair market value of a share of Common Stock for the Purchase Date. Unless otherwise specified by the Board of Directors, the fair market value of a share of Common Stock shall be the Closing


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Price of a share of Common Stock as shown on the New York Stock
Exchange Composite Transactions Listing for such date, as published in The Wall Street Journal. In the event that the Common Stock is no longer listed on the New York Stock Exchange or the price is no longer shown on the New York Stock Exchange Composite Transactions Listing, then the Board of Directors or the Committee shall substitute a comparable source of closing price information.

8. Delivery and Custody of Shares. Full and fractional shares determined as of the Purchase Date will be credited to each employee's account within 30 days after the Purchase Date. Shares purchased by employees pursuant to the Plan shall be held by the Bank of New York or a successor custodian approved by the Board of Directors (the "Custodian"). By appropriate instructions to the Custodian on forms to be provided for the purpose, an employee may obtain transfer into the employee's own name of all or part of the whole shares held by the Custodian for the employee's account, and delivery of those shares to the employee. Any fractional shares held by the Custodian for the employee's account will be settled for cash. Upon an employee's written request to the Custodian, all or part of the employee's full and fractional shares credited to an employee's account shall be sold by the Custodian's discount brokerage company in accordance with the twice-weekly or other established schedule for sale of such shares. The employee shall pay the brokerage company's charge for such sale.

9. Records and Statements. The Company shall keep records of payroll deductions during the year and transmit the records to the Custodian after the Purchase Date. Each employee shall receive a quarterly statement within 30 days after the end of each quarter which shows the share value and activity in the employee's account. Participants will be furnished such other reports and statements, and at such intervals, as the Board of Directors shall determine from time to time.

10. Expenses of the Plan. The Company will pay all expenses, except brokerage fees on sales of shares, incident to operation of the Plan, including costs of record keeping, accounting fees, legal fees, commissions and issue or transfer taxes on purchases pursuant to the Plan.

11. Rights Not Transferable. Rights to purchase shares under this Plan shall not be transferable or assignable by the employee except by will or by the laws of descent and distribution of the state or country of the employee's domicile at the time of death and shall be exercisable during the employee's lifetime only by the employee.







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12.  Limitations on Rights to Purchase Shares.

     (a) Except as provided in Sections 12(b) and 12(c) of the Plan, no shares may be purchased under the Plan unless the purchaser is employed by the Company or a Participating
Subsidiary on the Purchase Date and shall have been so employed continuously since the Grant Date.

     (b) If the employee's employment by the Company or a Participating Subsidiary is terminated by death, any shares available for purchase by the employee may be purchased on the Purchase Date. To the extent shares available for purchase by a deceased employee are not purchased on the Purchase Date, all further rights to purchase shares pursuant to the offering shall cease and terminate.

     (c) If the employee's employment by the Company or a Participating Subsidiary is terminated by retirement on or before September 30, in the year in which the Grant Date occurs, any shares available for purchase by the employee may be purchased on the last business day of the second full calendar month after the month in which the employee's retirement date occurs (the "Special Purchase Date"). To the extent shares available for purchase by an employee retiring on or before September 30, in the year in which the Grant Date occurs, are not purchased on the Special Purchase Date, all further rights to purchase shares pursuant to the offering shall cease and terminate, and accumulated deductions will be refunded.

     If an employee's employment by the Company or a Participating Subsidiary is terminated by retirement after September 30, in the year in which the Grant Date occurs, any shares available for purchase by the employee may be purchased on the Purchase Date. To the extent shares available for purchase by an employee retiring after September 30, in the year in which the Grant Date occurs are not purchased on the Purchase Date, all further rights to purchase shares pursuant to the offering shall cease and terminate.

     For purposes of this provision, retirement means termination of employment on or after the normal retirement date under the Precision Castparts Corp. Retirement Plan (age 65 at January 1,
1998).

13. Dividends and Other Distributions. Dividends and other distributions, if any, on shares held by the Custodian shall be paid to the Custodian and held by it for the account of the respective employees entitled to them. Cash dividends or distributions paid to the Custodian shall be reinvested in Company shares in proportion to the number of shares held in the employees' accounts. Dividends and other distributions, if any, on shares held directly by employees shall be issued currently to the employees entitled to them.



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14.  Voting and Shareholder Communications.  In connection with voting on any matter submitted to the shareholders of the Company, the Custodian shall vote the shares it holds for each employee's account in accordance with instructions from the employee or, if requested by an employee, shall furnish to the employee a proxy authorizing the employee to vote the shares. Copies of all general communications to shareholders of the Company shall be sent to employees participating in the Plan. Share voting shall apply to shares held in accounts beginning in the calendar year after the Purchase Date.

15. Responsibility. Neither the Company, its Board of Directors, any Participating Subsidiary, nor any officer or employee of any of them shall be liable to any employee under the Plan for any mistake of judgment or for any omission or wrongful act unless resulting from willful misconduct or intentional misfeasance.

16. Conditions and Approvals. The obligations of the Company under the Plan shall be subject to compliance with all applicable state and federal laws and regulations, the rules of any stock exchange on which the Company's securities may be listed, and the approval of federal and state authorities or agencies with jurisdiction in the matter. The Company shall use its best efforts to comply with such laws, regulations, and rules and to obtain required approvals.

17. Amendment of the Plan. The Board of Directors may from time to time amend the Plan in any and all respects, except that without the affirmative vote of the holders of a majority of the shares of the Company voting on the amendment at a validly held meeting of shareholders, the Board of Directors may not
(a) increase the number of shares reserved for the Plan (except for adjustments in the event of stock dividends, stock splits, combinations of shares, recapitalizations, or other changes in the outstanding Common Stock), (b) extend the term of the Plan,
(c) decrease the purchase price of shares offered pursuant to the Plan, (d) materially increase benefits accruing to employees under the Plan, or (e) materially modify eligibility requirements under the Plan.

18. Termination of the Plan. The Plan shall terminate when all of the shares reserved for purposes of the Plan have been purchased, or December 31, 2007, whichever is earlier, provided that the Board of Directors in its sole discretion may at any time terminate the Plan without any obligation on account of such termination, except that such termination shall not affect outstanding rights to purchase shares. With the consent of the shareholders, additional Common Stock may be reserved for the Plan or the Plan may be readopted. Notwithstanding anything in the Plan to the contrary, in the event of a change in control of the Company, if the Board of Directors determines that the operation or administration of the Plan could prevent participating employees from obtaining the benefit of the timely


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exercise of their options under the Plan, the Plan may be
terminated in any manner deemed by the Board of Directors to provide equitable treatment to participating employees. Equitable treatment may include, but is not limited to, (i) the setting by the Board of Directors of an interim purchase date or (ii) the payment to each participating employee of the amount of contributions standing to such participating employee's account as of the date of the change in control, plus, except in the case of a participating employee who is subject to Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), an additional amount equal to the product of (A) the number of full shares of Common Stock that could have been purchased for the participating employee immediately prior to the change in control with the contributions standing to such participating employee's account as of the date of the change in control at the purchase price (determined under Section 7) as of the Grant Date (the "Purchase Price") and (B) the excess, if any, of the highest price paid per share of Common Stock in connection with the change in control of the Company over the Purchase Price.

     For purposes of the Plan, a "change in control" of the Company shall have occurred if:

          (a) any "person," as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any company owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 20 percent of the combined voting power of the Company's then outstanding securities;

          (b) during any period of two consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board of Directors, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (a), (c) or
(d) of this section) whose election by the Board of Directors or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

          (c) the shareholders of the Company approve a merger or consolidation of the Company with any other company, other than (1) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding


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or by being converted into voting securities of the surviving entity) more than 50 percent of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or
(2) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) acquires more than 20 percent of the combined voting power of the Company's then outstanding securities; or

          (d) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

19. Tax Withholding. Each participant who has purchased shares under the Plan shall immediately upon notification of the amount due, if any, pay to the Company in cash amounts necessary to satisfy any applicable federal, state and local tax withholding determined by the Company to be required. If the Company determines that additional withholding is required beyond any amount deposited at the time of purchase, the participant shall pay such amount to the Company on demand. If the participant fails to pay the amount demanded, the Company may withhold that amount from other amounts payable by the Company to the participant, including salary, subject to applicable law.

20.  Effective Date.  This Plan shall become effective January 1,
1998 (the "Effective Date") provided that it shall not become effective until it has been approved by the affirmative vote of the holders of a majority of the shares of the Company.

Adopted: May 14, 1997.

Company                           PRECISION CASTPARTS CORP.





















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